UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

LIQUIDIA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bariahtaris Appointment

On August 20, 2020 (the “Appointment Date”), Steven Bariahtaris was appointed by the Board of Directors (the “Board”) of Liquidia Technologies, Inc., a Delaware corporation (the “Company”), as the Company’s interim Chief Financial Officer.  A copy of the press release announcing Mr. Bariahtaris’ appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Mr. Bariahtaris’ appointment, on the Appointment Date, the Company and a company managed by Mr. Bariahtaris entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Bariahtaris is entitled to a monthly fee equal to $65,000 during the term of the Consulting Agreement, which term shall commence as of the Appointment Date and end on December 31, 2020, unless earlier terminated by the Company or Mr. Bariahtaris upon 30 days’ prior written notice to the other party pursuant to the terms therein. The Consulting Agreement contains customary invention assignment and confidentiality provisions. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the complete terms and conditions of the Consulting Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Bariahtaris, age 56, founded Arktoros, LLC, a life sciences consulting firm, in January 2020. Prior to founding Arktoros, LLC, Mr. Bariahtaris held various positions at the Johnson & Johnson family of companies, most recently serving as Worldwide Vice President, Corporate Internal Audit, where he acted as the Chief Audit Executive at Johnson & Johnson, a company that develops medical devices, pharmaceutical, and consumer packaged goods, from January 2017 to December 2019. Prior to that, from 2011 to 2016, Mr. Bariahtaris was Chief Financial Officer and Vice President of Finance at Jannsen Americas, of Jannsen Pharmaceutical Companies, a subsidiary of Johnson & Johnson. Mr. Bariahtaris holds a Bachelor of Science in engineering from Cornell University and an MBA from the Wharton School at the University of Pennsylvania. Mr. Bariahtaris has served as a consultant to the Company since January 2020. There are no family relationships between Mr. Bariahtaris and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Bariahtaris was not appointed pursuant to any arrangement or understanding between Mr. Bariahtaris and any other person.

Katz Separation

The Company is currently working to finalize a Severance Agreement and General Release with Richard D. Katz, M.D., the Company’s former Chief Financial Officer, who resigned effective August 19, 2020 in order to pursue other opportunities. Dr. Katz has agreed to provide advice and assistance to the Company for a short period of time in order to support a smooth transition.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit

10.1	Consulting Agreement, dated as of August 20, 2020, by and between Liquidia Technologies, Inc. and Arktoros, LLC.

99.1	Press Release of Liquidia Technologies, Inc., dated August 20, 2020.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 20, 2020	Liquidia Technologies, Inc.

	By:	/s/ Neal F. Fowler
		Name:	Neal F. Fowler
		Title:	Chief Executive Officer